                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                    GTSI Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  [LOGO] GTSI



                                   GTSI CORP.
                            3901 STONECROFT BOULEVARD
                         CHANTILLY, VIRGINIA 20151-1010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 15, 2001

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Meeting") of GTSI Corp., a Delaware corporation (the "Company"), will be held at 9:00 a.m., Eastern Time, on Tuesday, May 15, 2001, at the Company's headquarters located at 3901 Stonecroft Boulevard in Chantilly, Virginia, for the following purposes, as more fully described in the Company's attached Proxy
Statement:

         1. To elect three Class 1 directors to serve for a three-year term and until their successors are elected and qualified.

         2. To approve an amendment to the Company's 1996 Stock Option Plan to increase the Company's common stock issuable thereunder by 900,000 shares.

         3. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

         Only record holders of the Company's common stock at the close of business on March 26, 2001 are entitled to notice of, and to vote at, the Meeting and at any adjournment(s) thereof.

         All stockholders are cordially invited to attend the Meeting in person. Whether or not you expect to attend the Meeting in person, to ensure your representation at the Meeting, please mark, sign, date and return your proxy card as promptly as possible. IF YOU RECEIVED YOUR PROXY CARD FROM ADP, YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET AT WWW.PROXYVOTE.COM. PLEASE SEE THE INSTRUCTIONS APPEARING ON YOUR ADP PROXY CARD. Any stockholder attending the Meeting may vote in person even if such stockholder has returned a proxy.


                                           By Order of the Board of Directors

                                           John T. Spotila
                                           Corporate Secretary
Chantilly, Virginia
April 13, 2001

                                  [LOGO] GTSI

                                   GTSI CORP.

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of GTSI Corp., a Delaware corporation ("GTSI" or the "Company"), for use at the Meeting of Stockholders (the "Meeting") to be held on Tuesday, May 15, 2001 at 9:00 a.m., Eastern Time, or at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Meeting of Stockholders. The Meeting will be held at the Company's headquarters located at 3901 Stonecroft Boulevard in Chantilly, Virginia.

         This Proxy Statement and the enclosed proxy are first being mailed on or about April 13, 2001 to all stockholders entitled to notice of, and to vote at, the Meeting. The Company's annual report for the fiscal year ended December 31, 2000 accompanies this Proxy Statement, but it is not part of the proxy soliciting material.

         Only stockholders of record at the close of business on March 26, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. At the Record Date, 9,806,084 shares of the Company's common stock, par value $0.005 per share ("Common Stock"), were issued and, excluding 1,695,603 shares held in treasury, 8,110,481 shares were outstanding. None of the Company's 680,850 shares of authorized preferred stock is outstanding.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

         As to all matters to be voted upon at the Meeting, each stockholder is entitled to one vote for each share of Common Stock held. The presence in person or by proxy of a majority of the outstanding Common Stock entitled to vote constitutes a quorum for the conduct of business at the Meeting. If a quorum is present at the Meeting, the three nominees for Class 1 directors receiving the highest number of affirmative votes of Common Stock present in person or by proxy and entitled to vote on the election of directors will be elected. The affirmative vote of a majority of Common Stock present in person or by proxy and voting at the Meeting is required for approval of the amendment to the Company's 1996 Stock Option Plan (Proposal 2). Abstentions are included in the determination of the number of shares present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes are counted as shares that are present and entitled to vote for purposes of determining a quorum. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for purposes of determining the presence of a quorum but will not be treated as present and entitled to vote with respect to that matter.

         IF A STOCKHOLDER RETURNS A PROXY AND NO INSTRUCTIONS ARE GIVEN, SUCH SHARES WILL BE VOTED "FOR" EACH NOMINEE AS CLASS 1 DIRECTOR AND "FOR" PROPOSAL 2.

         The cost of this solicitation will be borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc. to solicit proxies from brokers and nominees and to distribute proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is approximately $5,500 plus reasonable out-of-pocket expenses. Pursuant to Securities and Exchange Commission ("SEC") rules, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited personally or by telephone or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders which are intended to be presented by such stockholders at the Company's Meeting of stockholders to be held in 2002, including the nomination of persons to serve on the Board, must be received by the Company's Secretary not later than December 16, 2001, for inclusion in the proxy statement for that annual meeting. Stockholders who wish to present a proposal at the Company's Meeting of stockholders to be held in 2002 which has not been included in the Company's proxy materials must submit such proposal in writing to the Company in care of the Company's Secretary. Any such proposal received by the Company's Secretary on or after February 16, 2001 shall be considered untimely under the provisions of the Company's bylaws governing nominations and the proposal of other business to be considered by the Company's stockholders at that annual meeting. In addition, the Company's bylaws contain further requirements relating to timing and content of the notice which stockholders must provide to the Company's Secretary for any nomination or other business to be properly presented at an annual meeting. It is recommended that stockholders submitting proposals direct them to the Company's Secretary by certified mail, return receipt requested, to ensure timely delivery. No stockholder proposals were received with respect to the Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

INTRODUCTION

         The Company has a classified Board currently consisting of three Class 1 directors, two Class 2 directors and two Class 3 directors. The current terms of Class 1, Class 2 and Class 3 directors continue until the annual meeting of stockholders to be held in 2001, 2002 and 2003, respectively, and until their respective successors are elected and qualified. At each annual stockholders meeting, directors are elected for a full term of three years to succeed those directors whose term expires at the annual meeting date. The election of each director requires the vote of holders of a plurality of the outstanding Common Stock present in person or by proxy and entitled to be voted at the Meeting. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

         Three Class 1 directors will be elected at the Meeting for three-year terms by the holders of Common Stock as of the Record Date. Unless otherwise instructed, proxy holders will vote the proxies received by them for the Company's three nominees named below, all of whom are currently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who will be designated by the current Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

         The names of the nominees for Class 1 directors, and certain information about them, are set forth below:


               NAME           AGE         POSITION(S) WITH THE COMPANY
---------------------------- -----  ------------------------------------------

Lawrence J. Schoenberg        68           Director and Chairman Emeritus
Daniel R. Young               67           Director
M. Dendy Young                53           Chairman of the Board and Chief
                                           Executive Officer

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE THREE CLASS 1 NOMINEES.

         There is no family relationship between any director or executive officer of the Company and any other director or executive officer of the Company.

CLASS 1 NOMINEES

         Lawrence J. Schoenberg has been a director since December 1991 and served as Chairman of the Board from February 1995 until his election as Chairman Emeritus in May 1998. He also previously served as a director of the Company from March 1990 to December 1990, and as Chairman of the Board from May 1990 to December 1990. Mr. Schoenberg served as Chief Executive Officer and Chairman of the Board of Directors of AGS Computers, Inc. from January 1967 until his retirement in December 1990, and as Chairman of its Executive Committee from January 1991 to December 1991. Mr. Schoenberg is also a director of Sungard Data Services, Inc.; Merisel, Inc.; and Cellular Technical Services Company, Inc.

         Daniel R. Young was appointed to the Board as a Class 1 director on January 20, 2001, by the Board. From 1976 until October 2000, Mr. D. R. Young had been a senior executive officer of Federal Data Corporation, a provider of information technology products and services to government agencies, including serving since 1995 as President and Chief Executive Officer and since 1998 as Vice Chairman of the board of directors of Federal Data Corporation. Mr. D. R. Young is also a director of Andrulis Corporation and Entrust Technologies, Inc.


         M. Dendy Young has served as Chairman of the Board since May 1998 and has been Chief Executive Officer and a director since December 1995. From December 1995 to May 1998, he also served as President. From August 1994 until joining the Company, Mr. M. D. Young was principal and consultant of The Exeter Group, a management consulting firm he founded. From January 1989 until August 1994, he served as President, Chief Executive Officer and a director of Falcon Microsystems, Inc. ("Falcon"), a government microcomputer reseller founded by Mr. M. D. Young, and acquired by the Company in 1994.

OTHER DIRECTORS - CLASS 2

         Lee Johnson has been a director since March 1996. Since March 1984, Mr. Johnson has been the President of Federal Airways Corporation, a provider of highly modified, special mission high altitude aircraft to civilian and defense agencies. From February 1986 to August 1994, Mr. Johnson served as chairman of the board of directors of Falcon.

         James J. Leto has been a director since March 1996. From June 1996 through January 2001, he was the Chairman, President and Chief Executive Officer of Treev, Inc. (formerly known as Network Imaging Corporation), a developer and marketer of software used to manage client/server, object-oriented, and enterprise-wide information. From January 1992 until February 1996, he was Chairman and Chief Executive Officer of PRC, Inc., a provider of scientific and technology-based systems, products and services to government and commercial clients around the world.

OTHER DIRECTORS - CLASS 3

         Steven Kelman, Ph.D. has been a director since October 1997. Since September 1997, he has been the Weatherhead Professor of Public Management at Harvard University's John F. Kennedy School of Government. From November 1993 to September 1997, Dr. Kelman served as Administrator of the Office of Federal Procurement Policy at the Office of Management and Budget. From 1986 to 1993, he was Professor of Public Policy at Harvard. Dr. Kelman is also a director of eSASA.com, Inc.

         John M. Toups has been a director since October 1997. From January 1978 until his retirement in February 1987, Mr. Toups was President and Chief Executive Officer of PRC. Mr. Toups is also a director of NVR, Inc., CACI, Inc., Halifax Corporation and Thermatrix, Inc.

THE BOARD AND ITS COMMITTEES

         During 2000, the Board held a total of six meetings, and each director of the Company attended at least 75% of the meetings of the Board held during the period that he was a director and at least 75% of all meetings held by all Board committees on which he served. The Board has standing audit, compensation and nominating committees, as discussed below.

         The Audit Committee is currently composed of Messrs. Schoenberg (who also serves as Chairperson), Kelman and Toups. While the Audit Committee did not meet formally during 2000, committee business was conducted through committee member discussions concerning audit and other Company financial matters during meetings of the entire Board as well as telephone conferences among the Audit Committee members, the Company's financial personnel and the Company's independent accountants. The Audit Committee selects the Company's independent accountants; reviews reports from accountants and from the Company's financial officers; reviews transactions relating to officers and directors; assesses the Company's quality of financial reporting and accounting principles as it relates to the

Company's financial condition; monitors compliance with applicable laws and regulations that may significantly impact the Company, including Federal procurement and employment laws; monitors compliance with the Company's code of ethical conduct; and generally performs functions related to the Company's financial condition and policies.

         The Compensation Committee is currently composed of Messrs. Leto (who also serves as Chairperson), Toups and D. R. Young. The Compensation Committee held one meeting in 2000, and also conducted Committee business through committee member discussions concerning compensation matters during meetings of the entire Board and through telephone conferences. See "Executive Compensation and Other Information -- Compensation Committee Interlocks and Insider Participation" and "Compensation Committee Report on Executive Compensation." The Compensation Committee's responsibilities include administering the Company's stock option plans (including determining the persons to whom options are granted and the terms of such options), the Company's Purchase Plan, and the Company's 401(k) Plan; advising the Board on employee compensation matters, including executive bonus plans; and performing such other duties regarding compensation matters as may be delegated to it by the Board from time to time.

         The Nominating and Governance Committee is currently composed of Messrs. Toups (who also serves as Chairperson), Johnson, Kelman, Leto, Schoenberg and D. R. Young. While the Nominating and Governance Committee did not meet formally during 2000, committee business was conducted through committee member discussions concerning nomination matters during meetings of the entire Board and through telephone conferences. The Nominating and Governance Committee's responsibilities are to seek, evaluate and recommend to the Board qualified individuals for election to the Board by the stockholders, or by the Board to fill vacancies thereon whenever vacancies occur; advise the Board on matters pertaining to the size and composition of the Board; and consider nominees for the Board whose names are timely submitted by stockholders in writing to the Chairperson of the Nominating and Governance Committee accompanied by such information regarding the nominee as would be required under the applicable rules of thee Securities and Exchange Commission ("SEC") if the stockholder were soliciting proxies with regard to the election of such nominee.

COMPENSATION OF DIRECTORS

         All non-employee directors of the Company receive automatic grants of stock options under the Company's 1996 Stock Option Plan ("1996 Plan") of 15,000 shares upon election (30,000 in the case of the non-employee Chairperson of the Board) and upon the first and second anniversary of their election to the Board. Each such automatic option grant vests over a 12-month period, with the first vesting occurring at the end of the month in which the date of grant occurred. Such options are granted at exercise prices equal to the closing price of Common Stock on The Nasdaq Stock Market on the date of grant. During 2000, options to purchase an aggregate of 75,000 shares were granted to the Company's non-employee directors under the 1996 Plan at an exercise price of $2.81 per share. Non-employee directors of the Company are not eligible to participate in the Company's other stock option plans or the Employee Stock Purchase Plan. Directors of the Company do not receive any other compensation for their service on the Board or any committee thereof, but are reimbursed for their reasonable out-of-pocket expenses incurred in association with the performance of their duties.

         The Company and Federal Airways, a company of which Mr. Johnson is the owner and president, entered into a consulting agreement, which began in January 1997 and will continue until Mr. Johnson ceases to be a director or until either party terminates the agreement, which provides for the Company to pay a daily fee of $2,000 for Mr. Johnson's consulting services on general company business matters. During the year ended December 31, 2000, $282,084.69 was been paid to Federal Airways under the consulting agreement for services performed during the year 2000. The Government reimbursed the Company for $19,237.59 of the $282,084.69 paid to Mr. Johnson in connection with a negotiation he handled on behalf of the Company.

                                   PROPOSAL 2

                 APPROVAL OF AMENDMENT TO 1996 STOCK OPTION PLAN
                   TO INCREASE THE SHARES RESERVE FOR THE PLAN

         The Board, having declared its advisability, submits and recommends for stockholder approval a proposal to amend the Company's 1996 Stock Option Plan (the "1996 Plan") to increase by 900,000 shares the Common Stock authorized for issuance thereunder.

         In 1996, the Board adopted and the stockholders approved the 1996 Plan under which 600,000 shares of Common Stock were initially reserved for issuance pursuant to the exercise of stock options granted thereunder. In May 1998, the stockholders approved an amendment to the 1996 Plan to increase by 1,000,000 shares the Common Stock authorized for issuance thereunder. As of March 1, 2001, options to purchase 1,452,250 shares of Common Stock had been granted under the 1996 Plan. In January 2001, the Board amended the 1996 Plan to increase by 900,000 shares the Common Stock authorized for issuance thereunder, subject to stockholder approval at the Meeting. If the stockholders approve the amendment to the 1996 Plan, a total of 2,500,000 shares will be authorized for issuance under the 1996 Plan.

         Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), generally limits the allowable deduction for compensation paid to an officer of a publicly held corporation who is the chief executive officer or one of the four most highly compensated officers (other than the chief executive officer) to $1 million for each taxable year beginning on or after January 1, 1994. Certain types of compensation are exempted from the deduction limit imposed by Section 162(m), including payments contingent on the attainment of one or more performance goals if the performance goals are established by a compensation committee of the board of directors that is composed solely of two or more outside directors and the material terms of the compensation and performance goals are disclosed to and approved by the corporation's stockholders before payment. In the case of a stock option plan, a payment will satisfy the requirement that compensation be paid on the basis of a preestablished performance goal if the stock option grant is made by the compensation committee, the plan includes a per-employee limitation on the number of shares for which options may be granted during a specified period, the exercise price of the option is no less than the fair market value of the stock on the date of grant, and the plan is approved by the corporation's stockholders.

         The 1996 Plan was designed to allow options granted thereunder to qualify for the exemption from the $1 million limit on tax deductible payments under Section 162(m). Accordingly, upon the stockholders' approval of the 1996 Plan, the Company's entitlement to tax deductions in connection with stock option payments to the Chief Executive Officer and the four most highly compensated officers of the Company under the 1996 Plan is not expected to be limited by Section 162(m).

         A summary of the principal provisions of the 1996 Plan, as amended by the Board and stockholders in 1998, and by the Board in January 2001 subject to stockholder approval, is set forth below and is qualified in its entirety by reference to the 1996 Plan, as amended.

PURPOSES

         The purposes of the 1996 Plan are to promote the interests of the Company and its stockholders by: (a) helping to attract and retain the services of non-employee directors and selected key employees of the Company who are in a position to make a material contribution to the successful operation of the Company's business; (b) motivating such persons, by means of performance-related incentives, to achieve the Company's business goals; and (c) enabling such persons to participate in the long-term growth and financial success of the Company by providing them with an opportunity to purchase stock of the Company.

ADMINISTRATION

         The 1996 Plan is currently administered by the Compensation Committee of the Board (the "Committee"). The interpretation and construction of any provision of the 1996 Plan is within the sole discretion of the Committee, whose determination is final and binding. The Committee, however, does not have the authority to adjust or amend the exercise price of any options previously awarded to any optionee, whether through amendment, cancellation, replacement grant or other means.

ELIGIBILITY

         The 1996 Plan provides that non-statutory stock options may be granted to employees (including officers, and directors who are also employees) and non-employee directors of the Company; incentive stock options may be granted only to employees (including officers, and directors who are also employees) of the Company. The Company selects the optionees (other than non-employee directors) and determines the type of option (i.e., incentive or non-statutory) and the number of shares to be subject to each option. In making such determination, the Committee takes into account the employee's duties and responsibilities, the value of the employee's services, the employee's current and potential contribution to the Company's success, and other relevant factors. All non-employee directors of the Company are granted automatically a non-statutory stock option to purchase up to 15,000 shares and a non-employee director elected to serve as Chairperson of the Board is granted automatically a non-statutory stock option to purchase up to an additional 15,000 shares, of the Common Stock: (a) as of the date such person is elected to serve as a non-employee director and/or as Chairperson, respectively, and (b) as of the first and second anniversary of such election. If the initial election of a non-employee director or Chairperson occurs prior to an annual stockholders' meeting, the non-employee director shall receive a pro rata option grant (or, in the case of Chairperson, an additional pro rata option grant) in connection with his or her election. As of March 1, 2001, 1,452,250 options had been granted under the 1996 Plan.

TERMS OF OPTIONS

         Options granted under the 1996 Plan are either non-statutory stock options or, except in the case of non-employee directors, incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")). Each option will be evidenced by a written stock option agreement between the Company and the person to whom such option is granted and is subject to the following additional terms and conditions:

         (a)      EXERCISE OF OPTIONS:

                  (i) EMPLOYEES (INCLUDING OFFICERS, AND DIRECTORS WHO ARE ALSO EMPLOYEES): The optionee must earn the right to exercise the option by continuing to serve as an employee of the Company and by meeting such other conditions as may be determined by the Committee, including any performance criteria with respect to the Company and/or the optionee as may be determined by the Committee. Any option granted to an employee shall be exercisable at such times and under such conditions as may be determined by the Committee; it is anticipated (based upon the Company's experience with the 1996 Plan) that options typically will be exercisable ratably in cumulative annual installments over a four-year period.

                  (ii) NON-EMPLOYEE DIRECTORS: All non-employee directors of the Company are granted automatically a non-statutory stock option to purchase up to 15,000 shares, and a non-employee director elected to serve as Chairperson of the Board is granted automatically a non-statutory stock option to purchase up to an additional 15,000 shares of Common Stock: (1) as of the date such person is elected to serve as a non-employee director/and or as Chairperson, respectively, and (2) as of the first and second anniversary of such election, provided that such person is a non-employee director/Chairperson on such anniversary. Any such options shall vest and become exercisable, cumulatively, in 12 equal monthly installments commencing on the last business day of the month of grant; provided that if an optionee ceases to serve as a non-employee director during any month, the option shall cease to vest and become exercisable with respect to any subsequent month(s). If the initial election of a non-employee director or Chairperson occurs prior to an annual stockholders' meeting, the non-employee director shall receive a pro rata option grant (or, in the case of Chairperson, an additional pro rata option grant) in connection with his or her election, and the related options shall vest and become exercisable, cumulatively, in equal monthly installments. The Committee does not have the power to determine eligibility for grants of non-statutory stock options or the number of shares for which non-statutory stock options may be granted or the timing or exercise price of non-statutory stock options granted to any non-employee director.

                          If an optionee ceases to serve as a non-employee director for any reason, he or she may, but only within six months following the date he or she ceases to serve on the Board, exercise his or her option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she does not exercise such option (which he or she was entitled to exercise) within the time specified in the Plan, the option shall terminate.

                                          NEW PLAN BENEFITS

                          As of the Record Date, no benefits or amounts relating to the additional benefits, including options, under the 1996 Plan, subject to stockholder approval, have been received by, or allocated to, any individuals under such plan.(1)

                           NAME AND POSITION                                NUMBER OF OPTIONS (2)
                           -----------------                                ---------------------

                           Named Executive Officers...........................        N/A
                           (See "Executive Compensation and Other
                            Information - Summary Compensation
                            Table" below)

                           All Current Executive Officers as a Group .........        N/A

                           All Current Non-Employee Directors as a Group .....        (3)

                           All Current Non-Executive Employees as a Group ....        N/A



                           1 As of March 1, 2001, 1,452,250 options have been granted under the 1996 Plan. The following persons and groups have been granted options to purchase the following number of shares of Common Stock under the 1996 Plan as of March 1, 2001: M. Dendy Young, 100,000; Joel Lipkin, 78,000; Robert D. Russell, 66,000; John T. Spotila, 0; William E. Johnson, Jr., 46,000; all current executive officers as a group, 290,000; Lee Johnson, 125,000; Steven Kelman, 55,000;

                              James J. Leto, 75,000; Lawrence J. Schoenberg, 105,000; John M. Toups, 65,000; Daniel R. Young, 5,000; all current directors who are not executive officers as a group, 430,000; and all current employees who are not executive officers as a group, 732,250. Options which will be granted in the future under the Plan are not determinable other than for the Non-Employee Director Group.

                           2 Includes an aggregate of 900,000 options which are subject to stockholders approval of the amendment to the 1996 Plan. Except as set forth in note 3 below, none of the additional 900,000 options have been allocated to any specific group and all of such options are available to be granted, subject to stockholder approval of the amendment to the 1996 Plan.

                           3 As discussed above, each non-employee director is granted automatically a non-statutory stock option to purchase up to 15,000 shares of Common Stock, and a non-employee director to serve as Chairperson of the Board is granted automatically a non-statutory stock option to purchase up to an additional 15,000 shares of Common Stock, (a) as of the date such person is elected to serve as a non-employee director and, as the case may be, Chairperson and (b) as of the first and second anniversary of such election, provided that such person is a non-employee director/chairperson on such anniversary. Based on the current number of six non-employee directors and assuming that the Class 1 nominees (Messrs. Schoenberg and D. R. Young) are reelected at the Meeting, options covering a total of 90,000 shares will be automatically granted to the six non-employee directors as of the Meeting date (whether or not stockholders approve the amendment to the 1996
                              Plan).

                 (iii) An option is exercised by giving written notice of exercise to the Company that specifies the number of shares of Common Stock as to which the option is being exercised, and tendering payment to the Company of the purchase price. The form of payment for shares to be issued upon the exercise of an option may, in the Committee's discretion, consist entirely or in any combination of cash, check, a commitment to pay by a broker or shares held by the optionee or issuable upon exercise of the option, or such other consideration and method of payment permitted under any laws to which the Company is subject; provided, however, that non-employee directors may only use cash, check or broker's commitment to pay, or some combination thereof, as payment for the exercise of an option.

              (b) EXERCISE PRICE: The exercise price per share for the shares to be issued pursuant to the exercise of an option shall be such price as is determined by the Committee; provided, however, that: (i) with respect to both non-statutory stock options and incentive stock options such price shall in no event be less than 100% of the fair market value per share on the date of grant, except that the Committee may specifically provide that the exercise price of an option may be higher or lower in the case of an option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired; and
                  (ii) the Committee does not have the authority to adjust or amend the exercise price of any options previously awarded to any optionee, whether through amendment, cancellation, replacement grant or other means. In the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the exercise price per share shall be no less than 110% of the fair market value per share on the date of grant. The Common Stock fair market value per share on the date of an option grant will be equal to the closing price of the Common Stock on the date of the option grant. On March 1, 2001, the closing price of the Common Stock on The Nasdaq Stock Market was $4.656 per share.

         (c) LIMITS ON STOCK OPTION GRANTS: The maximum number of shares which may be subject to options awarded under the 1996 Plan during any calendar year to any one optionee shall not exceed 100,000 shares. To the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under all incentive stock option plans of the Company exceeds $100,000, the options in excess of such limit shall be treated as non-statutory stock options.

         (d) TERMINATION OF EMPLOYMENT: If the optionee's employment with the Company is terminated for any reason other than death or total and permanent disability, the option may be exercised within one month or within three months in the case of an incentive stock option (or in certain cases six months), or within six months in the case of a non-statutory stock option, in each case as is determined by the Committee, after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the time of termination.

         (e) DEATH OR DISABILITY: If an optionee should die or become permanently and totally disabled while employed by the Company, the options granted to him or her may be exercised at any time within six months (or such period of time not exceeding one year as is determined by the Committee) after such death or disability, but only to the extent the optionee was entitled to exercise the options at the date of his or her termination of employment due to such death or disability.

         (f) TERM AND EXPIRATION OF OPTIONS: Options may not have a term greater than 10 years from the grant date. No option may be exercised after its expiration.

         (g) NONTRANSFERABILITY OF OPTIONS: Options granted under the Plan may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution or, if permitted of options granted under Rule 16b-3, transfers between spouses incident to a divorce.

         (h) OTHER PROVISIONS: The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Committee.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION
-----------------------------------------

         Subject to any required action by the Company's stockholders, if a change, such as a stock split or stock dividend, is made in the Company's capitalization which affects the stock for which options are exercisable under the 1996 Plan, appropriate adjustments will be made in the exercise price of and the number of shares covered by outstanding options, and in the number of shares available for issuance under the 1996 Plan. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, as a result of which the Company is not the surviving and controlling corporation, the Board will make provision for the assumption of all outstanding options by the successor corporation or the Board will declare that any option will terminate as of a date fixed by the Board which is at least 30 days after notice thereof is given to optionees and permit each optionee to exercise his or her option as to all or a portion of the shares covered by such option, including shares as to which the option would not otherwise be exercisable.

TAX INFORMATION

         The federal income tax consequences of options are complex and subject to change. The following discussion is only a brief summary of the general federal income tax rules currently applicable to options and does not cover all specific transactions which may arise. A taxpayer's particular situation may be such that the general federal income tax rules described herein may not apply. This summary does not cover the state, local or foreign tax consequences of the grant or exercise of options under the 1996 Plan or the disposition of shares acquired upon exercise of such options or federal estate tax or state estate, inheritance or death taxes.

         INCENTIVE STOCK OPTIONS

         If an option granted under the 1996 Plan is treated as an incentive stock option, the optionee will not recognize any income for regular income tax purposes upon either the grant or the exercise of the option and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability in the year of exercise.

         If an optionee exercises an incentive stock option and does not dispose of the shares received within two years of the date of the grant of such option or within one year after transfer of the shares to him, whichever ends later, any gain realized upon disposition will be characterized as long-term capital gain, and any loss will be treated as long-term capital loss. In either such case, the Company will not be entitled to a federal income tax deduction.

         If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (a) the fair market value of the shares on the date of exercise minus the purchase price or (b) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income in the taxable year in which the disposition occurs. Any such ordinary income will increase the optionee's tax basis for purposes of determining gain or loss on the sale or exchange of such shares. The excess, if any, of the amount realized over the fair market value of the shares at the time of the exercise of the option will be treated as short-term or long-term capital gain, as the case may be, and any loss realized upon the disposition will be treated as a capital loss. An optionee will be generally considered to have disposed of shares if he sells, exchanges, makes a gift of or transfers legal title to such shares (except by pledge in certain non-taxable exchanges, a transfer in insolvency proceedings or upon death). If the amount realized from a sale or exchange of the shares is less than the purchase price, the optionee generally will not recognize income.

         The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability in the near of exercise because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price is an adjustment in determining an optionee's alternative minimum taxable income for such year. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he exercises an incentive stock option. An optionee who makes a disqualifying disposition of stock acquired upon exercise of an incentive stock option must still treat such excess as an adjustment in determining alternative minimum taxable income. In the case of a disqualifying disposition which occurs after the year of exercise, an individual would be required to recognize alternative minimum taxable income in the year of exercise and ordinary income in the year of such disqualifying disposition in an amount determined under the rules described above. In addition, an optionee's alternative minimum tax liability is affected by the availability of special credit, a basis adjustment and other complex rules.

         In general, there will be no federal income tax consequences to the Company upon the grant, exercise or termination of an incentive stock option. If, however, an optionee sells or disposes of stock received upon the exercise of an incentive stock option prior to satisfying the two-year and one-year holding periods described above, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares.

         NON-STATUTORY STOCK OPTIONS

         Non-statutory stock options granted under the 1996 Plan do not qualify as "incentive stock options" and, accordingly, do not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he is granted a non-statutory option. Upon its exercise, however, the optionee will recognize ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the option price. In the case of an optionee who is subject to Section 16 of the Securities Exchange Act, the optionee will recognize ordinary income on the later of the date that the option is exercised and the date that is six months after the option was granted. The income realized by an optionee who is a current or former employee will be subject to income tax withholding by the Company.

         Upon a sale of any shares acquired pursuant to the exercise of a non-statutory stock option, the difference between the sale price and the optionee's tax basis in the shares will be treated as short-term or long-term capital gain or loss, as the case may be. The optionee's tax basis for determination of gain or loss upon any subsequent disposition of shares acquired upon the exercise of a non-statutory stock option typically will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option.

         In general, there will be no federal tax consequences to the Company upon the grant or termination of a non-statutory stock option or a sale or disposition of the shares acquired upon the exercise of a non-statutory stock option. However, upon the exercise of a non-statutory stock option, the Company will be entitled to a deduction to the extent and in the year that ordinary income from the exercise of the option is recognized by the optionee, provided the Company has satisfied its withholding obligations under the Code.

AMENDMENT AND TERMINATION OF THE PLAN

         The Committee may amend or terminate the 1996 Plan, from time to time, in such respects as the Committee may deem advisable and shall make any amendments which may be required so that options intended to be incentive stock options shall continue to be incentive stock options for the purpose of Section 422 of the Code; provided, however, that without approval of the holders of a majority of the Common Stock present in person or represented and entitled to vote at a valid meeting of stockholders, no such revision or amendment shall be made that affects the ability of options thereafter granted to satisfy Rule 16b-3. Except as otherwise provided in the 1996 Plan, any amendment or termination of the Plan shall not affect options already granted and the 1996 Plan shall not adversely affect the terms of any option granted prior to the date the Plan was approved by stockholders, unless mutually agreed by the Company and an optionee. The 1996 Plan will continue in effect until its 10th anniversary in 2006 unless sooner terminated by the Committee.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1996 PLAN.

                            COMMON STOCK OWNERSHIP OF
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 1, 2001 (except as noted otherwise) by:
(a) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (b) each of the Company's directors who owns Common Stock; (c) each of the executive officers named in the Summary Compensation Table set forth below under "Executive Compensation and Other Information"; and (d) all current directors and executive officers of the Company as a group.


-----------------------------------------------------------------------------------------------------------
                                                                     Shares                 Percent
Name of Beneficial Owner 1                                     Beneficially Owned          of Class
-----------------------------------------------------------------------------------------------------------
Linwood A. ("Chip") Lacy, Jr.                                       2,011,900                24.7%
c/o Solomon, Ward, Seidenwurm & Smith
401 B Street Suite 1200
San Diego, CA 92101
-----------------------------------------------------------------------------------------------------------
M. Dendy Young 2                                                    1,029,630                11.5%
-----------------------------------------------------------------------------------------------------------
Dimensional Fund Advisors                                             690,800                 8.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
-----------------------------------------------------------------------------------------------------------
Lawrence J. Schoenberg 3                                              318,002                 3.9%
-----------------------------------------------------------------------------------------------------------
Lee Johnson 4                                                         130,000                 1.6%
-----------------------------------------------------------------------------------------------------------
William E. Johnson 5                                                  119,573                 1.4%
-----------------------------------------------------------------------------------------------------------
James J. Leto 6                                                        81,000                 1.0%
-----------------------------------------------------------------------------------------------------------
Robert D. Russell 7                                                    74,167                   *
-----------------------------------------------------------------------------------------------------------
Joel Lipkin, Ph.D. 8                                                   73,167                   *
-----------------------------------------------------------------------------------------------------------
John Toups 9                                                           65,000                   *
-----------------------------------------------------------------------------------------------------------
Steven Kelman, Ph.D. 10                                                55,000                   *
-----------------------------------------------------------------------------------------------------------
John Spotila 11                                                        50,300                   *
-----------------------------------------------------------------------------------------------------------
Daniel R. Young 12                                                      5,000                   *
-----------------------------------------------------------------------------------------------------------
All Directors and Executive Officers as a group (11                 2,000,839                20.6%
persons) 13
-----------------------------------------------------------------------------------------------------------

*  Less than one percent.
1 Such persons have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

2 Includes 850,000 shares for which options are exercisable and 830 shares held in the name of Mr. Young's minor children.

3 Includes 111,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2001.

4 Includes 125,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2001.

5 Includes 117,417 shares for which options are exercisable or become exercisable within 60 days after March 1, 2001.

6 Consists of 81,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2001.

7 Includes 64,167 shares for which options are exercisable or become exercisable within 60 days after March 1, 2001.

8 Consists of 73,167 shares for which options are exercisable or become exercisable within 60 days after March 1, 2001.

9 Consists of 65,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2001.

10 Consists of 55,000 of shares for which options are exercisable or become exercisable within 60 days after March 1, 2001.

11 Includes 50,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2001.

12 Consists of 5,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2001.

13 Includes 1,596,751 shares for which options are exercisable or become exercisable within 60 days after March 1, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC reports concerning their beneficial ownership of the Company's equity securities. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all such SEC reports they file. Pursuant to Item 405 of SEC Regulation S-K, the Company is required in this Proxy Statement to provide disclosure of "insiders" who do not timely file such reports. Based solely on a review of such forms furnished to the Company for the fiscal year ended December 31, 2000, Messrs. Leto and Kelman failed to file a Form 5 timely. Thereafter, the requisite filings were made.

                               EXECUTIVE OFFICERS

         The executive officers of the Company, and certain information about each of them, are as follows:


        NAME               AGE                     TITLE
-----------------------  -------     -------------------------------------------

M. Dendy Young             53        Chairman of the Board and Chief Executive Officer
John T. Spotila            53        Chief Operating Officer, Executive Vice
                                     President, General Counsel and Secretary
William E. Johnson, Jr.    60        Senior Vice President, Operations
Joel A. Lipkin, Ph.D.      47        Senior Vice President, Sales and Customer Support
Robert D. Russell          61        Senior Vice President and Chief Financial Officer


         Officers are appointed by and serve at the discretion of the Board or, with respect to officers at the Vice President level, the Chief Executive Officer.

         For information concerning Mr. M. D. Young, see "Election of
Directors."

         Mr. Spotila joined the Company in December 2000 as Chief Operating Officer, Executive Vice President, General Counsel and Secretary. From July 1999 to December 2000, he was Administrator of the Office of Information and Regulatory Affairs of the Office of Management and Budget in the Executive Office of the President of the United States. From December 1998 to June 1999, he was Counselor for the

Office of Management and Budget. From September 1993 to December 1998, Mr. Spotila was General Counsel and Regulatory Policy Officer for the U.S. Small Business Administration. From 1975 to 1993 he was engaged in the private practice of law in Cherry Hill, New Jersey.

         Mr. Johnson joined the Company in August 1994 as a result of the Company's acquisition of Falcon Microsystems, Inc. ("Falcon"). He served as Vice President, Product Management from October 1994 to June 1995; as Vice President, Purchasing & Distribution from June 1995 to January 1996; and as Vice President, Operations from January 1996 until his promotion to Senior Vice President, Operations in October 1997. From February 1988 until joining the Company, he served in various inventory management positions, most recently as Senior Director of Distribution, at Falcon.

         Mr. Lipkin joined the Company in March 1997, serving as Vice President, Business Development until his appointment in October 1999 as Senior Vice President, Sales and Customer Support. From March 1987 to January 1997, he was employed by Zenith Data Systems Corp., an integrator and reseller of microcomputer products and services to the Government, where he served in various business management positions, including serving as Vice President, Systems Integration from August 1991 to January 1997.

         Mr. Russell joined the Company in April 1999 as Senior Vice President and Chief Financial Officer. From May 1995 until joining the Company, he served as Vice President, Treasurer and Chief Financial Officer for TelePad Corporation, a provider of mobile computer integration services. In March 1999, TelePad Corporation filed a voluntary petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware. From August 1994 to May 1995, Mr. Russell was a consultant to the Company. From April 1986 to August 1994, he served as Vice President, Finance and Administration, Secretary and Treasurer for Falcon.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information for the three years ended December 31, 2000 concerning compensation paid or accrued by the Company to or on behalf of: (a) the Company's Chief Executive Officer ("CEO"); and (b) the four most highly compensated executive officers other than the CEO, whose compensation during 2000 exceeded $100,000 (collectively, the "Named Executive Officers"):

                                          ----------------------------------- -------------------------

                                                        ANNUAL                       LONG-TERM
                                                     COMPENSATION               COMPENSATION AWARDS
------------------------------- --------- ----------------------------------- -------------------------
                                                                    OTHER                                   ALL
                                                                    ANNUAL    RESTRICTED   SECURITIES      OTHER
           NAME AND                                                  COMP-       STOCK     UNDERLYING   COMPENSATION
      PRINCIPAL POSITION          YEAR      SALARY        BONUS     ENSATION   AWARD(S)      OPTIONS        ($)
                                             ($)(1)      ($)(2)      ($)(3)      ($)          (#)
------------------------------- --------- ------------ ------------ --------- ------------ ------------ -------------
M. Dendy Young,                   2000       $300,002      $92,550  $      0  $         0            0  $       0
Chairman and                      1999        300,000      117,500         0            0      100,000    103,846 (4)
Chief Executive Officer           1998        310,374       69,405         0            0            0    150,000 (4)

------------------------------- --------- ------------ ------------ --------- ------------ ------------ -------------
William E. Johnson, Jr.,          2000        185,001       45,534         0            0        6,000          0
Senior Vice President,            1999        187,864       60,000         0            0       35,000          0
Operations                        1998        181,846       73,381         0            0       20,000          0

------------------------------- --------- ------------ ------------ --------- ------------ ------------ -------------
Joel A. Lipkin,                   2000        170,001       41,709         0            0        6,000          0
Senior Vice President,            1999        160,000       72,734         0            0       72,000          0
Sales & Customer Support          1998        155,073       61,961         0            0            0          0
Support
------------------------------- --------- ------------ ------------ --------- ------------ ------------ -------------
Judith B. Kassel,                 2000         88,271 (5)   16,836         0            0            0          0
Vice President and                1999        110,000       33,165         0            0       24,000          0
General Counsel and Corporate     1998        110,669       47,515         0            0       20,000          0
Secretary
------------------------------- --------- ------------ ------------ --------- ------------ ------------ -------------
Robert D. Russell,                2000        165,174       65,173         0            0        6,000          0
Senior Vice President,            1999        106,827 (5)   17,778         0            0      110,000          0
Chief Executive Officer
------------------------------- --------- ------------ ------------ --------- ------------ ------------ -------------

(1) Includes amounts, if any, deferred by the Named Executive Officer pursuant to the Company's 401(k) plan.

(2) Bonuses under any Executive Bonus Plan are based on corporate and individual performance. See "Compensation Committee Report on Executive Compensation--Executive Bonus Plan."

(3) Pursuant to SEC rules, perquisites not exceeding the lesser of $50,000 or 10% of a Named Executive Officer's combined salary and bonus are not required to be reported.

(4) Consists of payments under the August 16, 1994 Consulting and Non-Competition Agreement entered into between Mr. Young and the Company in connection with the Company's acquisition of Falcon in August 1994.

(5) Represents compensation for that portion of the year in which the officer commenced employment with the Company.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the grant of stock options made during the year ended December 31, 2000 to each of the Named Executive Officers:


-------------------------------------------------------------------------------------- ----------------------------
                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                       AT ASSUMED ANNUAL RATES OF
                                                                                        STOCK PRICE APPRECIATION
                                  INDIVIDUAL GRANTS                                         FOR OPTION TERM (4)
-------------------------------------------------------------------------------------- ----------------------------
                             NUMBER OF      % OF TOTAL
                             SECURITIES       OPTIONS
                             UNDERLYING     GRANTED TO      EXERCISE     EXPIRATION
                              OPTIONS      EMPLOYEES IN      PRICE (3)      DATE
          NAME                GRANTED (1)      2000 (2)                                   5%           10%
                                (#)             (%)          ($/SH)                      ($)           ($)
-------------------------- --------------- -------------- ------------- -------------- ------------ ---------------
M. Dendy Young                   0
-------------------------- --------------- -------------- ------------- -------------- ------------ ---------------
William E. Johnson, Jr.        6,000           1.08%          3.25       11/02/2007      $7,938        $18,500
-------------------------- --------------- -------------- ------------- -------------- ------------ ---------------
Joel A. Lipkin                 6,000           1.08           3.31       07/10/2007       8,085         18,842
-------------------------- --------------- -------------- ------------- -------------- ------------ ---------------
Judith B. Kassel                 0
-------------------------- --------------- -------------- ------------- -------------- ------------ ---------------
Robert D. Russell              6,000           1.08           3.25       11/02/2007       7,938         18,500
-------------------------- --------------- -------------- ------------- -------------- ------------ ---------------


(1) Such options were granted under the Company's various stock option plans, vest and become exercisable in equal annual installments and were granted for a term of seven years, subject to earlier termination under certain circumstances relating to termination of employment.

(2) During fiscal 2000, employees were granted under the Company's various stock option plans or in accordance with employment offers, and non-employee directors were granted automatically under the 1996 Plan, options to purchase an aggregate of 555,000 shares of Common Stock.

(3) Represents the closing price of Common Stock on The Nasdaq Stock Market on the grant date.

(4) Potential values are net of exercise price and before taxes payable in connection with the exercise of such options or the subsequent sale of shares acquired upon the exercise of such options. These values are based on certain assumed rates of appreciation (i.e., 5% and 10% compounded annually over the term of such options) based on SEC rules. The actual values, if any, will depend upon, among other factors, the future performance of Common Stock, overall market conditions and the Named Executive Officer's continued employment with the Company. Therefore, the potential values reflected in this table may not necessarily be achieved.

AGGREGATED OPTION EXERCISES IN 2000 AND OPTION VALUES AT DECEMBER 31, 2000

         The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year ended, and unexercised options held as of, December 31, 2000:


-------------------------------------------------------------------------------------------------------------------
                                                                              Number of
                                                                              Securities            Value of
                                                                              Underlying           Unexercised
                                                                             Unexercised          In-the-Money
                                                                              Options at           Options at
                                                                             12/31/00 (#)         12/31/00 ($)(2)
------------------------------- ------------------ --------------------- --------------------- --------------------
                                 Shares Acquired          Value              Exercisable/         Exercisable/
             Name                on Exercise (#)      Realized ($)(1)       Unexercisable         Unexercisable
------------------------------- ------------------ --------------------- --------------------- --------------------
M. Dendy Young                          0                   0                         850,000                   $0
                                                                                       50,000                    0
------------------------------- ------------------ --------------------- --------------------- --------------------
William E. Johnson, Jr.                 0                   0                         113,167                1,873
                                                                                       27,833                3,747
------------------------------- ------------------ --------------------- --------------------- --------------------
Joel A. Lipkin                          0                   0                          67,667                1,873
                                                                                       60,333                3,747
------------------------------- ------------------ --------------------- --------------------- --------------------
Judith B. Kassel                        0                   0                               0                    0
                                                                                            0                    0
------------------------------- ------------------ --------------------- --------------------- --------------------
Robert D. Russell                       0                   0                          51,667                2,648
                                                                                       64,333                4,522
------------------------------- ------------------ --------------------- --------------------- --------------------


(1) Represents the excess of the market value of the shares acquired upon exercise of such options over the exercise price of such options.

(2) Represents the excess of the market value of the shares subject to such options over the exercise price of such options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee currently consists of three non-employee directors: Messrs. Leto (Chairman), Toups and D. R. Young. No member of the Compensation Committee is a current or former officer or employee of the Company. Although Mr. M. D. Young is not a member of the Compensation Committee, he is expected to attend portions of the Committee meetings at the request of the Committee to provide information to, and respond to questions from, the Committee. Mr. M. D. Young does not exercise any of the rights or have any of the responsibilities of a Committee member. He is not entitled to vote on any matters before the Compensation Committee and does not participate in any Committee decisions regarding compensation, including his own. See "Compensation Committee Report on Executive Compensation."

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND
CHANGE OF CONTROL ARRANGEMENTS

         Pursuant to an employment agreement dated January 1, 2001 (the "2001 Employment Agreement"), Mr. M. D. Young serves as the President and Chief Executive Officer of the Company for a term ending December 31, 2001, and he is nominated each year to serve as a member of its Board. Mr. M. D. Young is paid a salary biweekly at the rate of $300,000 per year, reviewed annually by the Board, plus a $300,000 targeted annual bonus payable periodically in accordance with the Company's then current bonus plan for senior officers. Bonus payments are payable in ratio to the percentage of the goal achieved contingent upon achievement of at least 60% of the target upon attainment of earnings before taxes (adjusted for Board-approved one-time charges (e.g., acquisition costs)). Mr. M. D. Young is also entitled to such other benefits and perquisites as provided to other senior officers pursuant to policies established from time to time by the Board.

         The 2001 Employment Agreement may be terminated by the Company for cause (as defined in such agreement) upon 10 business days' notice to Mr. M. D. Young; and other than for cause upon 180 days' notice to Mr. M. D. Young and by paying to him in installments during the following 12 months an aggregate amount equal to his then in effect annual salary plus a bonus in an amount equal to Mr.
M. D. Young's bonus for the previous year. Mr. M. D. Young may terminate the 2001 Employment Agreement without cause at any time upon 90 days' notice and, in such event, he will be entitled to all compensation and other benefits that have accrued as of the termination date. In addition, Mr. M. D. Young may terminate the 2001 Employment Agreement upon five days' notice to the Company in the event of a change of control (as defined in such agreement) of the Company and the assignment of duties to him materially inconsistent with his position and status with the Company. In such event the Company will be obligated to pay to him a lump sum equal to 12 months' salary plus all compensation and other benefits that have accrued as of the termination date. Mr. M. D. Young's previous employment agreement dated January 1, 1998 with the Company expired on December 31, 2000.

         Under an offer letter agreement dated April 1, 1999, Mr. Russell would be eligible for six months' base salary and immediate vesting all outstanding stock options if his duties or responsibility are materially modified without his consent, or in the case of a change of control (as defined in the agreement) of the Company and if his employment ceases for any reason other than for cause (as defined in the agreement).

         Under the Company's severance plan as amended to date (the "Severance Plan"), officers of the Company at the Vice President level and above (not including Mr. M. D. Young) who have completed nine full consecutive calendar months of employment ("Eligible Officers") are entitled to receive certain severance benefits for one year following termination of employment, if such termination is non-temporary, involuntary and without cause. An Eligible Officer is entitled to such severance benefits regardless of length of employment with the Company if such termination is a result of the Company's divestment of an operating unit and the Eligible Officer is not offered employment with the acquiring company on substantially the same terms as his or her employment with the Company. In addition, if there is a "change of control" of the Company, an Eligible Officer will receive benefits under the Severance Plan regardless of length of employment with the Company if such officer terminates his or her employment with the Company either for any reason within one year following the change in control or for "good reason" (which includes the assignment to the Eligible Officer of significant duties inconsistent with his or her prior position or a reduction in his or her compensation or benefits) within two years following such change in control. A "change in control" of the Company is defined in the Severance Plan to mean: (a) an acquisition of 50% or more of the Company's outstanding voting securities; (b) during any 12-month period, individuals who were directors at the beginning of such period cease to constitute at least a majority of the Board, unless the election of each new director is approved by a majority of directors then in office who were directors at the beginning of such period; (c) certain mergers of the Company or a sale of all or substantially all of its assets; or (d) a liquidation of the Company. Each Eligible Officer is entitled to one year of severance pay based on his or her highest annual compensation (base salary plus car allowance) prior to termination. In addition, an Eligible Officer may elect to accept accelerated vesting of his or her then outstanding but unvested stock options partially or wholly in lieu of accrued severance pay. To receive severance benefits under the Severance Plan, each Eligible Officer is required to execute an employment separation agreement with the Company which provides, among other things, for confidentiality, a general release in favor of the Company, and a covenant not to compete with the Company for a period of 12 months after any termination of Company employment.

         On March 10, 1997, the Board unanimously terminated the Severance Plan. However, such termination is not effective with respect to current Eligible Officers, including Mr. Johnson (whose benefits under the Severance Plan, in accordance with the terms thereof, may not be adversely affected without his consent and, in any case, not effective with respect to Mr. M. D. Young, as noted above), but only to officers who had not qualified as Eligible Officers prior to March 10, 1997. Based on current compensation levels, the amount that would be payable under the Severance Plan to Mr. Johnson if his employment were terminated in March 2000, if he was eligible for and elected severance benefits solely under the Severance Plan and if he did not elect accelerated vesting, would be $190,000 payable pro rata over 24 semimonthly installments. Messrs. Russell, Lipkin and M. D. Young are not eligible for benefits under the Severance Plan.

         Under an offer letter agreement dated February 12, 1997, Mr. Lipkin would be eligible for immediate vesting all outstanding stock options in the event of a change of control (as defined in the agreement) of the Company. Under an October 29, 1999 promotion memorandum, Mr. Lipkin is eligible for six months base salary and immediate vesting of all outstanding stock option if his duties are materially modified without his consent or if there is a change of control of the Company and his employment ceases for any reason other than cause.

         THE FOLLOWING REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY AND OBJECTIVES

         The Company's compensation program for executive officers is designed to attract, motivate and retain qualified executive officers and is generally administered by the Compensation Committee. The Company's program is based on compensation policies and plans which seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's executive officers with those of its stockholders. Accordingly, the Committee, which is composed entirely of non-employee directors, structures such policies and plans to pay competitive levels of compensation for competitive levels of performance, and to provide for superior compensation opportunities for superior levels of performance.

         The Company actively collects and analyzes compensation information, including compensation surveys from consulting firms such as Watson Wyatt and Price Waterhouse Coopers. This information, and other market and competitive information collected by the Company's Human Resources department, is used as the basis for comparing the compensation of the Company's executive officers to amounts paid to executive officers with comparable qualifications, experience and responsibilities at other companies engaged in the industry as the Company.

COMPONENTS

         The Company's executive compensation program includes three components, each of which is intended to serve the overall compensation approach described above: base salary, an executive bonus and stock options.

         BASE SALARY

         The Committee believes that the Company pays base salaries to its executive officers that are set conservatively, and near the median, compared with executive officers employed at competing companies. The Committee, among other things, reviews and approves the annual salaries of the Company's CEO and Executive Vice President(s). The CEO and the Chairperson of the Committee have been delegated by the Board the collective authority to set the annual base salaries of the remaining, less senior executive officer positions. Additionally, all full-time executive officers are eligible to participate in the Company's broad-based employee benefit plans.

         EXECUTIVE BONUS PLAN

         The Committee believes that a significant portion of each executive officer's total compensation should be "at risk" in the form of incentive compensation. Accordingly, under an annual Executive Bonus Plan developed and implemented under the Committee's supervision, the Company pays cash bonuses to all its eligible executive officers according to a formula based upon the Company's earnings before taxes. Individual bonuses are calculated as a percentage of base salary and range from 40% to 70% in the case of officers generally, other than the CEO. In 2000, bonuses were earned by executive officers based on application of the Executive Bonus Plan's formula. The CEO additionally employs the occasional use of "spot" bonuses in recognition of extraordinary performance.

         STOCK OPTIONS

         Options to purchase Common Stock are a key component of the Company's executive compensation program. The Committee views the grant of stock options as a valuable incentive that serves to align the interests of executive officers with the Company's goal of enhancing stockholder value. Options will only have value to an executive officer if the stock price increases over the exercise price. The Committee reviews and acts upon recommendations by the Company's CEO with regard to the grant of stock options to executive officers (other than to himself). In determining the size and other terms of an option grant to an executive officer, the Committee considers a number of factors, including such officer's position, responsibilities and previous stock option grants (if any). Options typically vest in equal installments over three to five years and, therefore, encourage an officer to remain in the employ of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

         In evaluating the CEO's compensation, the Committee reviewed the compensation for similar positions. The Committee reviewed executive compensation reports from Radford Associates and Price Waterhouse Coopers. The Committee studied the base salary, annual bonuses, stock options and grants, and other long-term compensation of the chief executive officers in each of other companies, and recommended Mr. M. D. Young's salary to the Board by targeting the 50th percentile of base and target bonus based upon the Committee's research. Mr. M. D. Young's current compensation plan is intended to provide significant incentives to him to increase the Company's value (as reflected in its stock price) to the benefit of all Company stockholders, while the focus of his annual bonus is on achieving short-term financial goals.

         Mr. M. D. Young's compensation, as set forth in the 2001 Employment Agreement (see "Employment Agreements and Termination of Employment and Change of Control Arrangements" above), was unanimously approved by the Board. Mr. Young has been the Company's CEO, as well as a member of its Board, since December 18, 1995.

OTHER MATTERS

         Mr. M. D. Young from time to time consulted with, and made recommendations to, the Committee with respect to the compensation of the Company's executive officers other than himself. Other than as delegated by the Board (as set forth above), Mr. M. D. Young does participate in decisions relating to executive officer compensation, excluding his own, and did not participate on matters relating to the administration of the Company's stock option plans.

         Under Section 162(m) of the Code, a publicly held corporation such as the Company will not be allowed a federal income tax deduction for compensation paid to the chief executive officer or one of the four most highly compensated officers (other than the chief executive officer) to the extent that compensation (including stock-based compensation) paid to each such officer exceeds $1 million in any fiscal year unless such compensation was based on performance goals or paid under a written contract that was in effect on February 17, 1993. The 1996 Stock Option Plan is designed so that amounts realized on the exercise of options granted thereunder may qualify as "performance-based compensation" that is not subject to the deduction limitation of Section 162(m). The Committee intends to evaluate other elements of compensation in light of Section 162(m), but may enter into arrangements that do not satisfy exceptions to Section 162(m), as the Committee determines to be appropriate. In particular, based upon the Company's current compensation plans and policies and the final regulations under Section 162(m), it is possible that the compensation to be paid to Mr. M. D. Young (primarily due to the stock option component of his compensation arrangement) for 2001 may exceed the $1 million limitation per officer.

                                 COMPENSATION COMMITTEE


                                 James J. Leto (Chairperson)
                                 John M. Toups
                                 Daniel R. Young

         THE FOLLOWING PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                                PERFORMANCE GRAPH

         The following graph compares the annual percentage change in the cumulative total return on Common Stock with the cumulative total return of the Nasdaq Composite Index and a Peer Index of companies with the same four-digit standard industrial classification (SIC) code as the Company (SIC Code 5045 -- Computers and Peripheral Equipment and Software)1 for the period commencing December 31, 1995 and ending December 31, 2000. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


------------------------------------------------------------------------------------------------------------
                          DEC. 31,       DEC. 31,      DEC. 31,       DEC. 31,      DEC. 31,       DEC. 31,
                              1995           1996          1997           1998          1999           2000
-------------------- -------------- -------------- ------------- -------------- ------------- --------------
GTSI                           100         128.57        131.43         103.57         62.86          72.14
-------------------- -------------- -------------- ------------- -------------- ------------- --------------
Peer Index1                    100         134.81        118.41         111.21        115.18          58.04
-------------------- -------------- -------------- ------------- -------------- ------------- --------------
Nasdaq Index                   100         124.27        152.00         214.39        378.12         237.66
-------------------- -------------- -------------- ------------- -------------- ------------- --------------


                              [PERFORMANCE GRAPH]

                    SOURCE: MEDIA GENERAL FINANCIAL SERVICES

1 The 41 companies listed in SIC Code 5045 are: Actrade Internet LTD; Alphanet Solutions, Inc.; Ameriquest Technologies; Atec Group, Inc.; Bristol Retail Sol; Capital Associates; CDW Computer Centers, Inc.; CompuCom Systems, Inc.; Continental Info. Sys.; En Pointe Technologies.; European Micro Holdings; GTSI Corp.; Heartland Technology, Inc.; IFS Intl., Inc.; Ikon Office Solutions; Ingram Micro, Inc.; I-Sector Corporation; Latitude Communications; MCSI Inc.; Merisel, Inc.; Michael Foods, Inc.; Micros-to-Mainframes, Inc.; OCG Technology Inc.; Pacific Magtron Intl; Palm Inc.; PCC Group, Inc.; Peerless Systems Corp.; Precis Smart Card Systems; Programmers Paradise, Inc.; Safeguard Scientific, Inc.; Sand Technology Inc., CL A; Scansource, Inc.; SED Intl. Holdings, Inc.; Software Spectrum, Inc.; Syscomm Intl. Corp.; Tech Data Corporation; Tekgraf Inc., CL A.; V-One Corp.; Venturian Corp.; Wareforce.com, Inc.; and XOX Corp.


         Since last year's proxy statement, Allstar Systems, Inc.; CHS Electronics, Inc.; Mechanical Dynamics, Inc.; Miami Computer Supply Corp.; MicroAge, Inc.; and PC Services Source, Inc. were deleted from SIC Code 5045, and Ameriquest Technologies; Bristol Retail Sol; Capital Associates; I-Sector Corporation; MCSI Inc.; OCG Technology, Inc.; Pacific Magtron Intl.; Palm Inc.; Precis Smart Card Systems; Wareforce.com, Inc.; and XOX Corp. were added to SIC Code 5045.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The following Report of the Audit Committee of the Board of Directors (the "Audit Committee") does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act, except to the extent the Company specifically incorporates this Report by reference in any of those filings.

         During the fiscal year ended December 31, 2000, the Audit Committee developed a charter for the Committee, which was approved by the full Board. The complete text of the charter is reproduced as Appendix A to this Proxy Statement.

         In overseeing the preparation of the Company's financial statements, members of the Audit Committee met with both management and the Company's independent auditors to review and discuss significant accounting issues. The members of the Audit Committee have reviewed and discussed with the Company's management the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2000. Management advised the members of the Audit Committee that all of the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2000 were prepared in accordance with generally accepted accounting principles, and the members of the Audit Committee discussed such financial statements with both management and the Company's independent auditors. The Audit Committee members' review included discussion with the Company's independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, issued by the Auditing Standard Board of the American Institute of Certified Public Accountants.

         With respect to the Company's independent auditors, members of the Audit Committee, among other things, discussed with Arthur Andersen LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee).

         The Audit Committee also continued to monitor the need for an internal auditing program.

         On the basis of the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the Board approve the inclusion of the Company's audited consolidated financial statements referred to above in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

         Members of the Audit Committee for the year ended December 31, 2000:

                  Lawrence J. Schoenberg, Chairman
                  Steve Kelman, Ph.D.
                  John M. Toups

                                   AUDIT FEES

         In 2000 the services of the Company's independence accountants, Arthur Andersen LLP, included an examination of the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000, reviews of the Company's unaudited consolidated financial statements included in the Company's three quarterly reports on Form 10-Q during fiscal 2000, tax consulting and other non-audit services.

         Arthur Andersen LLP billed the Company for professional services rendered during the fiscal year ended December 31, 2000, as follows:

         Audit fees                                              $202,000 (1)
         Financial information systems design
           and implementation                                    $    -0-
         All other fees                                          $60,700 (2)
         ----------------------

         (1) Includes fees for review of unaudited consolidated financial statements included in GTSI's quarterly reports on Form 10-Q during the fiscal year ended December 31, 2000.

         (2)      Includes tax consulting and other non-audit services.

The Audit Committee has considered whether the provision by Arthur Andersen LLP of non-audit services to the Company is compatible with maintaining Arthur Andersen LLP's independence.

                             INDEPENDENT ACCOUNTANTS

         The Company's independent accountants for the fiscal year ended December 31, 2000 was Arthur Andersen LLP. The Board has not yet selected the independent accountants for the Company's fiscal year ending December 31, 2001. A representative of Arthur Andersen LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

                                  ANNUAL REPORT

         A copy of the Company's 2000 Annual Report to Stockholders is being delivered to each stockholder as of the Record Date. THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SEC, IS ALSO AVAILABLE FREE OF CHARGE TO ALL STOCKHOLDERS OF RECORD AS OF THE RECORD DATE BY WRITING TO THE COMPANY AT 3901 STONECROFT BOULEVARD, CHANTILLY, VIRGINIA 20151-1010, ATTENTION: INVESTOR RELATIONS.

                                  OTHER MATTERS

         The Company currently knows of no matters to be submitted at the Meeting other than those described herein. If any other matters properly come before the Meeting, the proxies will vote the Common Stock they represent as they deem advisable.


                                 By Order of the Board of Directors

                                 John T. Spotila
                                 Corporate Secretary

Chantilly, Virginia
April 13, 2001

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The Audit Committee ("Committee") is appointed by the Board to assist it in monitoring (1) the integrity of the financial statements of the Company,
(2) the Company's compliance with legal and regulatory requirements, including Federal procurement and employment laws, and (3) the independence and performance of the Company's internal and external auditors. The Committee members shall meet the independence and experience requirements of The Nasdaq Stock Market, Inc. The Committee shall make regular reports to the Board.

         The Committee shall have the authority to retain special legal, accounting or other consultants to advise it. The Committee may request any Company officer, employee, Company outside counsel or independent auditor to attend a Committee meeting or to meet with any members of, or consultants to, the Committee.

         The Committee shall:

         1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

         3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

         4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of earnings and/or filing of its Form 10-Q.

         5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

         7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Committee and the Board.

         8. Approve the fees to be paid to the independent auditor.

         9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

         10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Committee, recommend that the Board replace the independent auditor.

         11. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

         12. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

         13. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

         14. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

                  (a) Any difficulties encountered in the scope of the audit work, including any restrictions on the scope of activities or access to required information.

                  (b) Any changes required in the planned scope of the internal audit; and

                  (c) The internal audit department responsibilities, budget and staffing.

         15. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         16. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

         17. Review at least annually with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         18 Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independence auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF GTSI CORP.

                      2001 ANNUAL MEETING OF STOCKHOLDERS

         The undersigned stockholder(s) of GTSI Corp., a Delaware corporation (the Company), hereby acknowledges receipt of the Companys Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 13, 2001, and Annual Report for the year ended December 31, 2000, and hereby appoints M. Dendy Young and Robert D. Russell, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., Eastern Time, on May 15, 2001, at the Companys headquarters located at 3901 Stonecroft Boulevard in Chantilly, Virginia, and at any adjournment(s) thereof, and to vote all Common Stock to which the undersigned would be entitled, if then and there personally present, on the matters set forth below and as more particularly described in the Companys above-mentioned Proxy Statement:

1. ELECTION OF DIRECTORS.

For All Nominees Listed Below (except as marked to the contrary below) Withhold Authority to Vote For All Nominees Listed

(Instruction: To withhold the authority to vote for any individual nominee, mark the box next to that nominees name below.)

Name of Nominee:

        Lawrence J. Schoenberg (Class 1)
                                           ------------
        Daniel R. Young (Class 1)
                                           ------------
        M. Dendy Young (Class 1)
                                           ------------

2. AMENDMENT TO THE COMPANYS 1996 STOCK OPTION PLAN TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE BY 900,000.

For              Against             Abstain
   -------------        ------------        --------------

3. OTHER BUSINESS.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof exercise all powers of said attorneys-in-fact hereunder.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS
INDICATED, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated:                     , 2001
      ---------------------


---------------------------
Signature


---------------------------
Signature


This Proxy should be marked, dated and signed by each stockholder exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both parties should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.